                                                                     EXHIBIT 2.1

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                           PATENT PURCHASE AGREEMENT


     AGREEMENT dated as of March 9, 1999 between Repligen Corporation, a Delaware corporation (including each of its successors, assigns and legal representatives, "Buyer") and Victoria A. Beck, a United States resident of 11
                  -----
McIntosh Lane, Bedford, NH 03110 ("Beck"), and Autism Research Institute, a not-
                                   ----
for-profit organization incorporated in the State of California ("ARI," together
                                                                  ---
with Beck, the "Sellers").
                -------

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.01.  Definitions.  (a)  The following terms, as used herein, have the
            -----------
following meanings:

     "Affiliate" means, with respect to any Person, any Person directly or
      ---------
indirectly controlling, controlled by, or under common control with such other Person.

     "Conveyance Documents" means (i) assignments of the Patent Applications in
      --------------------
the Form attached hereto on Exhibit A and (ii) a Bill of Sale, in the form
                            ---------
attached hereto as Exhibit B, conveying the Intellectual Property Rights from
                   ---------
Sellers to Buyer.

     "Closing Date" means the date of the Closing.
      ------------

     "FDA" means the United States Food and Drug Administration, or the
      ---
successor thereto.

     "Governmental Authority" means any government, court, regulatory or
      ----------------------
administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office (the "PTO")
                                                                          ---
and the U.S. National Institutes of Health.

          "Intellectual Property Rights" means all intellectual property rights
           ----------------------------
of any nature held by either of the Sellers relating to the use of secretin in the prevention or treatment of autism or other human disorders, except for the Patent Applications and except for literary, motion picture, television or theatrical rights and the like.

          "Lien" means any mortgage, lien, pledge, charge, security interest or
           ----
encumbrance of any kind, except for the UM Assignment (as defined in Section 3.09).

          "NDA" means a complete new drug application and all supplements
           ---
thereto filed with the FDA, including all documents, data and other information concerning a Product covered by a Valid Claim which are necessary for, or included in, FDA approval to market such Product as more fully defined in 21 C.F.R. (S)314.5 et seq., as amended from time to time.
                ------

          "Net Sales" means the aggregate U.S. dollar equivalent of billings of
           ---------
the Buyer for Products less the sum of the following: (a) discounts allowed in amounts customary in the trade; (b) sales, tariff duties and/or use taxes directly imposed on particular sales; (c) outbound transportation prepaid or allowed; and (d) amounts allowed or credited on returns, and bad debts not to exceed five percent (5%) of the total revenue of Buyer derived from sales of Products.

          "Patent Applications" means the United States Patent Application
           -------------------
Serial No. 60/047,049 (Provisional Application), filed May 19, 1997; United States Patent Application Serial No. 09/080,631, filed May 18, 1998; Patent Cooperation Treaty Application No. WO 98/52593, filed May 19, 1998; United States Patent Application Serial No. 60/088,575 (Provisional Application), filed June 9, 1998; United States Patent Applications Serial No. 09/229,208, filed January 13, 1999, and any and all related patents, patent applications and invention disclosures, any and all related continuation, continuation-in-part, and divisional applications, and any patents issuing therefrom, and any extensions, reissues, re-examinations, renewals, substitutions related to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, including, but not limited to, each of the items listed on Schedule 1.01 hereto.
                                                           -------------

          "Person" means an individual, corporation, partnership, association,
           ------
trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Product" shall mean any product which (a) is covered in whole or in
           -------
part by a Valid Claim; or (b) is manufactured by using a process or is employed to practice a process or method which is covered in whole or in part by a Valid Claim.

          "Purchased Assets" means the Patent Applications and the Intellectual
           ----------------
Property Rights.

          "Registrable Shares" shall mean the   *   Warrant Shares and the  *
           ------------------
Shares.

          "Valid Claim" means a claim included in the Patent Applications which
           -----------
has not been on file for more than five years or which is included in an unexpired United States or foreign patent which issues from one or more of the Patent Applications and which shall not have been withdrawn, canceled or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision.


* Confidential treatment requested.

                                   ARTICLE II
                               PURCHASE AND SALE

          2.01.  Purchase and Sale.  Upon the terms and subject to the
                 -----------------
conditions of this Agreement, Buyer agrees to purchase from each Seller, and each Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, all right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to the Purchased Assets.

          2.02.  Purchase Price.  The purchase price (the "Purchase Price") for
                 --------------                            --------------
the Purchased Assets is as set forth below and shall be paid as follows:

          (a) Buyer shall deliver to * at the Closing (i) One Hundred Fifty Thousand Dollars ($150,000) by check or wire transfer and (ii) a warrant to purchase up to Three Hundred Fifty Thousand (350,000) shares of common stock of Buyer (the " * Warrant"), subject to the obligations of Buyer under Sections
            ------------
6.03 and 6.05 herein, such * Warrant substantially in the form attached hereto as Exhibit C;
          ---------

          (b) Buyer shall deliver to * at the Closing two hundred sixty-two thousand five hundred (262,500) shares of common stock of Buyer (the " *
                                                                      ---
Shares"), subject to the obligations of Buyer in Sections 6.04, 6.05 and 6.06 hereto.

          (c) Buyer shall pay the following milestone payments (the "Milestone Payments") and royalty payments (the "Royalty Payments"). Buyer shall pay
*        percent ( * %) to Beck and      *       percent ( * %) to ARI of all
such Milestone Payments and Royalty Payments, respectively, in accordance with the terms herein:

          (i)

                                                        Milestone
                Milestone                             Payment Amount
                ---------                             --------------

                Filing of an NDA with the FDA (or         $     *
                foreign equivalent) for a
                clinical indication covered
                by a Valid Claim.

                Approval by the FDA (or foreign           $     *
                equivalent) of the marketing
                of a Product addressing clinical
                indication covered by a
                Valid Claim ("FDA Approval");

     provided that:
     -------------



* Confidential treatment requested.

          (x) each such Milestone Payment shall be made by Buyer to Sellers within sixty (60) days after the occurrence of such milestone and shall be made only one time based on the first time Buyer achieves each such milestone regardless of how many times such milestones are achieved, and no payment shall be owed for a milestone which is not reached; and

          (y) the $      *       Milestone Payment for FDA Approval shall be
fully creditable against future payments owed by Buyer to Sellers under Sections 2.02(c)(ii) and 2.02(d) of this Agreement.

          (ii) Royalty Payments shall be made to Sellers in an amount equal to
* percent ( * %) of Net Sales of the Products within forty-five (45) days after the end of the fiscal quarter in which the Company actually receives the proceeds therefrom (subject to the limit on bad debts set forth in the definition of Net Sales). If Buyer must acquire a license from any third party
in order to market the Product, royalties will be reduced by      *      percent
( * %) of the amount of any license fees paid to such third party, provided that royalties payable by Buyer to the Sellers will never be reduced below
*           percent ( * %) of Net Sales.

   (d) If Buyer licenses all or part of the Purchased Assets, Buyer shall pay
Beck and ARI,                 *                   percent ( * %) and
* percent ( * %), respectively, of the revenue received by Buyer from its licensee(s), within forty-five (45) days after the end of the fiscal quarter in which the Buyer actually receives such revenue, as license payments, milestone payments or royalties, but not as research and development payments or payments for Products sold directly by Buyer as to which Royalty Payments are required to be made under Section 2.02(c)(ii) above.

   (e) Buyer will arrange for    *    to receive tax planning advice from Arthur
Andersen, independent accountants, for a period of three (3) years after the Closing Date, and will pay up to five thousand dollars ($5,000) per year of the cost of such advice.

   (f) From and after the date of FDA Approval within the United States, Buyer
shall pay to the Sellers a minimum annual royalty of $      *      of which
*       percent ( * %) shall be paid to Beck and       *      percent ( * %)
shall be paid to ARI. Such minimum annual royalty shall be payable in four equal installments within 45 days within the end of each fiscal quarter of Buyer. Minimum annual royalty installments in each such period shall be credited against earned royalties for that period otherwise payable to Sellers in accordance with Section 2.02(c)(ii) and 2.02(d) above. The Buyer's obligation to pay minimum royalties under this Section 2.02(f) shall be suspended during any period when the FDA shall have suspended or revoked Buyer's right to market secretin within the United States for use in the treatment of autism; provided that Buyer shall continue to pay all earned royalties during such period or periods.

   2.03.  Closing.  The closing (the "Closing") of the purchase and sale of the
          -------                     -------
Purchased Assets hereunder shall take place at the offices of McLane, Graf, Raulerson & Middleton Professional Association, 900 Elm Street, Manchester, New Hampshire simultaneously with the execution of this Agreement. At the Closing,


* Confidential treatment requested.

   (a) Buyer shall pay the Purchase Price to Sellers in accordance with the terms of Sections 2.02(a) and 2.02(b) herein.

   (b) Buyer and each Seller shall execute and deliver the Conveyance Documents to which each is a party.

   (c) Buyer shall execute and deliver to the Sellers a Collateral Assignment in the form attached hereto as Exhibit D (the "Collateral Assignment"), in
                            ---------
recordable form (together with such powers of attorney as may be necessary to enable the Sellers to effect the assignment described in the Collateral Assignment) collaterally assigning the Patent Applications to the Sellers: (i) to secure Buyer's obligations set forth in Sections 2.02(f) and 6.01 of this Agreement, and (ii) in the event Buyer ceases to conduct business, is liquidated, is dissolved or initiates or is subjected to any proceedings for relief in bankruptcy or other insolvency laws and such proceedings have not been vacated or set aside within one hundred and twenty (120) days from the date of commencement thereof.

   (d) Seller and Buyer shall also execute and deliver all such other instruments, documents and certificates as may be reasonably requested by the other party that are necessary for the consummation at the Closing of the transactions contemplated by this Agreement.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

   Except as otherwise provided herein, the Sellers hereby severally and not jointly represent and warrant to Buyer that:

   3.01.  Corporate Existence and Power of ARI.  ARI represents and warrants to
          ------------------------------------
Buyer that ARI is a not-for-profit corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

   3.02.  Corporate and Appropriate Authorization.  ARI represents and warrants
          ---------------------------------------
to Buyer that the execution, delivery and performance by ARI of this Agreement and the Conveyance Documents, and the consummation by ARI of the transactions contemplated hereby and thereby, are within ARI's corporate powers and have been duly authorized by all necessary corporate action on the part of ARI. Each Seller represents and warrants to Buyer that this Agreement and the Conveyance Documents have been duly executed and delivered and constitute valid and binding agreements of such Seller.

   3.03.  Governmental Authorization.  The execution, delivery and performance
          --------------------------
by Sellers of this Agreement and each of the Conveyance Documents do not require any notice to, action or consent by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO and any other applicable Governmental Authority).

   3.04.  Non-Contravention of ARI.  ARI represents and warrants to Buyer that
          ------------------------
the execution, delivery and performance by ARI of this Agreement and each of the Conveyance Documents does not and will not (i) contravene or conflict with the corporate charter or bylaws of ARI; (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to ARI or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to either of ARI or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; or
(iv) result in the creation or imposition of any Lien on any Purchased Asset.

   3.05.  Non-Contravention of Beck.  Beck represents and warrants to Buyer that
          -------------------------
the execution, delivery and performance by Beck of this Agreement and each of the Conveyance Documents does not and will not (i) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Beck or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; (ii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to either of Beck or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; or
(iii) result in the creation or imposition of any Lien on any Purchased Asset.

   3.06.  Title to Purchased Assets.  Upon consummation of the transactions
          -------------------------
contemplated hereby, Buyer will have acquired good and marketable title in and to each of the Purchased Assets, free and clear of all Liens.

   3.07.  [Intentionally Omitted.]
          ------------------------

   3.08.  Litigation.  There is no action, suit, investigation or proceeding (or
          ----------
any basis therefor), of which either Seller has received written notice, pending or, to the knowledge of either Seller, threatened, before any governmental authority or arbitrator that has or could materially affect any Purchased Asset. Sellers have not received written notice of any claims made by any Person with respect to, or any actions, suits or other proceedings relating to, any Purchased Assets which would have a material adverse effect on the proposed or intended use of the Purchased Assets.

   3.09.  Intellectual Property.  (a) Schedule 1.01 sets forth a true and
          ---------------------       -------------
complete list of the Patent Applications specifying as to each, as applicable
(i) the owner of such Patent Application; and (ii) the jurisdictions by or in which each Patent Application has been filed, including the respective patent or application numbers. There are no licenses, sublicenses or other agreements relating to any Patent Application except as set forth in the Patent Assignment Agreement dated

October 19, 1998 between Beck and the University of Maryland ("UM") which sets
                                                              ----
forth the rights of UM with respect to the Diagnostic Method
(the "UM Assignment"), a true and complete copy of which has been provided to
      -------------
Buyer.

   (b) Sellers have clear title to the Patent Applications (to the extent they exist on the date hereof). To their knowledge, Sellers and each inventor listed in the Patent Applications and the attorneys of record thereto have complied with the PTO duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each of the Patent Applications. All assignments from each inventor to, as the case may be, Sellers or to a predecessor in interest to Sellers, have been executed and recorded with the PTO for each of the Patent Applications. To the knowledge of either Seller, without inquiry or investigation, there are no pending U.S. or foreign patent applications which, if issued, would limit or prohibit the ability of Sellers to make, have made, use, sell, or offer for sale the claimed subject matter of the Patent Applications. To the knowledge of the Sellers, without inquiry or investigation, and except to the extent disclosed on Schedule 3.09(b), there is no pending or threatened action, suit, proceeding or claim by others that either Seller is infringing or would infringe any patent of others by making, having made, using, selling, or offering for sale the claimed subject matter of the Patent Applications; and the Patent Applications if accepted by the PTO as filed, would not be owned by third parties.

   (c) Beck does not have any reason to believe that UM does not intend to comply with its obligations pursuant to the UM Assignment. Neither Seller has granted any licenses or other rights and neither Seller has obligations to grant licenses or other rights with respect to the Patent Applications, and, except for the UM Assignment and the Joint Use Agreement between the Sellers dated as of February 12, 1999 (a copy of which has been delivered to the Buyer), there are no other contracts, arrangements, understandings or other documents relating to any Patent Application.

   (d) There was no public disclosure of the invention, or first sale of a product, relating to any of the Patent Applications (whether written, oral or electronic) prior to May 19, 1997, known to either Seller (without inquiry or investigation) and willfully excluded from Schedule 3.09(b).

   (e) Notwithstanding anything in this Agreement or the Conveyance Documents to the contrary, except as expressly set forth in this Section 3.09, the Sellers make no representation or warranty as to the patentability of any of the Intellectual Property Rights or the validity or enforceability of any United States or foreign patents issuing thereon, or as to the success of any effort to obtain FDA approval.

   3.10.  Finders' Fees.  There is no investment banker, broker, finder or other
          -------------
intermediary which has been retained by or is authorized to act on behalf of either Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

   3.11.  Other Information.  Neither this Agreement nor any of the exhibits and
          -----------------
schedules appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

   3.12.  Investment.  ARI represents and warrants to Buyer that ARI is
          ----------
acquiring the    *    *    and Beck represents and warrants to Buyer that Beck
is acquiring the    *    *    *    *     *     *     *     *     *     *
(collectively, with the    *    *    the "Securities") for such party's
                                         ----------
respective account, for investment purposes only, and not with a view to the sale, assignment, transfer or other distribution thereof, other than in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Each Seller recognizes that the Common Stock of the Company, including the Securities, has not been registered under the Securities Act, and such Seller agrees that it will not sell, assign, transfer, or otherwise distribute the Securities in violation of the Securities Act.

   3.13.  Investigation.  Each Seller represents and warrants to Buyer that such
          -------------
Seller is able to bear the economic risk of loss of its investment in the Securities of Buyer, has been granted the opportunity to make a thorough investigation of the affairs of Buyer, and has availed itself of such opportunity either directly or through its authorized representatives.

   3.14.  Reliance by Beck.  Beck represents and warrants to Buyer that Beck has
          ----------------
been advised that the   *   *   *   *   *   *   *   *   *   has not been and is
not being registered under the Securities Act or under the "blue sky" laws of
any jurisdiction and that the Buyer, in issuing the   *   *   *   *   *   *   *
*   *   *, is relying upon, among other things, the representations and warranties of Beck contained in this Section 3.14 in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

   3.15  Reliance by ARI.  ARI represents and warrants to Buyer that ARI has
         ---------------
been advised that the   *   *   have not been and are not being registered
under the Securities Act or under the "blue sky" laws of any jurisdiction and
that the Buyer, in issuing the   *   *   , is relying upon, among other things,
the representations and warranties of ARI contained in this Section 3.15 in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

   3.16  Legends.   *   understands and agrees that each certificate
         -------
representing    *   *   *   shall bear the legend set forth on the    *    *   ,
*   *   *   *   *   *   *   *   thereof shall bear the legend substantially in
the form set forth below;   *   understands and agrees that each certificate
representing the    *   *   delivered to   *   hereunder shall bear the legend
substantially as follows:

          "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred unless the registration provisions of said Act have been complied with or unless in the opinion of counsel satisfactory to the Company both as to opinion and counsel compliance with such provisions is not required."

* Confidential treatment requested.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer hereby represents and warrants to the Sellers that:

   4.01.  Organization and Existence.  Buyer is a company duly incorporated,
          --------------------------
validly existing and in good standing under the laws of Delaware and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

   4.02.  Corporate Authorization.  The execution, delivery and performance by
          -----------------------
Buyer of this Agreement and each of the Conveyance Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of
Buyer.  The issuance, sale and delivery of the   *   Warrant and the   *  Shares
have been duly authorized by all necessary action on the part of Buyer, and when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued and outstanding, fully paid and nonassessable, and free from all preemptive or similar rights therein. The issuance, sale and delivery of the
   * Warrant Shares (as defined below) have been duly authorized by all necessary action on the part of Buyer, and have been duly reserved for issuance
upon exercise of the    *   Warrant.  When issued, sold and delivered in
accordance with the   *   Warrant, the    *   Warrant Shares will be validly
issued and outstanding, fully paid and nonassessable, and free from all preemptive or similar rights therein.

   4.03.  Governmental Authorization.  The execution, delivery and performance
          --------------------------
by Buyer of this Agreement and each of the Conveyance Documents to which it is a party does not require any action by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO).

   4.04.  Non-Contravention.  The execution, delivery and performance by Buyer
          -----------------
of this Agreement and each of the Conveyance Documents to which it is a party does not and will not (i) contravene or conflict with the corporate charter or by-laws of Buyer, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Buyer; or
(iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Buyer.

   4.05.  Finders' Fees.  There is no investment banker, broker, finder or other
          -------------
intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer upon consummation of the transactions contemplated by this Agreement.



* Confidential treatment requested.

   4.06.  Litigation.  There is no action, suit, investigation or proceeding
          ----------
pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby or would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

   4.07  SEC Documents.  Buyer has furnished or made available to each Seller or
         -------------
such Seller's counsel true and complete copies of Buyer's Annual Report on Form 10-K for the fiscal years ending March 31, 1996, 1997 and 1998, as amended; Buyer's Quarterly Reports on Form 10-Q for the fiscal quarters ending June 30, September 30 and December 31, 1996, 1997 and 1998, respectively, and its Proxy Statement relating to its Annual Meeting of Stockholders for the years ending March 31, 1996, 1997 and 1998 (collectively, the "SEC Documents"). As of their
                                                  -------------
respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities
              ------------
and Exchange Commission ("SEC") promulgated thereunder.
                          ---


                                   ARTICLE V

                              COVENANTS OF SELLERS

   5.01.  Confidentiality.  Each Seller will hold, and will use reasonable
          ---------------
commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Purchased Assets, which information shall be deemed to be confidential only if identified in writing as confidential or, if delivered orally, confirmed in writing as confidential within 30 days after delivery.

   5.02.  Attorney of Record.  As promptly as practicable after the Closing, but
          ------------------
in any event within 10 days after the Closing, Sellers shall take all necessary actions to name Peter Fasse, Esq., of Fish and Richardson, as attorney of record for the Patent Applications.

                                   ARTICLE VI

                               COVENANTS OF BUYER

   6.01.  Certain Obligations of Buyer.  Buyer shall use best efforts in a
          ----------------------------
timely manner:

(a) Consistent with FDA rules and regulations, to carry out clinical testing of secretin for use in the treatment of autism;

(b) To secure FDA Approval in the United States of the use of secretin in the treatment of autism;

(c) To obtain reasonable patent protection for the use of secretin for the treatment of autism;

(d) To itself or through third parties develop manufacture, market, sell and distribute secretin for use in the treatment of autism.

          6.02.  Certain Obligations of Buyer to develop the use of secretin.
                 -----------------------------------------------------------
To the extent that Buyer in its good faith judgment deems it commercially reasonable to do so, Buyer shall use commercially reasonable efforts to investigate the feasibility of using secretin for use in the treatment of the behavioral/neurological conditions (other than autism) referred to in the Patent Applications.

          6.03.  Registration of   *   Warrant Shares.  Buyer will use best
                 ------------------------------------
efforts as promptly as practicable after full exercise of the   *   Warrant to
file a registration statement with the SEC to register the shares purchased upon
exercise of the   *   Warrant (the "  *  Warrant Shares") for resale in
                                    -------------------
accordance with applicable federal securities laws, and will use commercially reasonable efforts to maintain the effectiveness of such registration statement until the earlier of (i) the expiration of the one year holding period relating
to the   *   Warrant Shares under Rule 144 of the Securities Act, or (ii) the
date all such   *   Warrant Shares have been sold by   *  ; provided that in the
event that Buyer has not remained current with its filing of quarterly, annual or other reports with the SEC as required by the Exchange Act and/or Rule 144(c)(1) of the Securities Act, Buyer shall use commercially reasonably efforts to maintain the effectiveness of such registration statement until the
expiration of a two year holding period relating to the   *   Warrant Shares
under Rule 144 of the Securities Act.

          6.04.  Registration of  *  Shares.  Buyer will use best efforts to
                 --------------------------
file a registration statement with the SEC to register the * Shares for resale in accordance with applicable federal securities laws within thirty (30) days after the Closing Date, and will use commercially reasonable efforts to maintain the effectiveness of such registration statement until the earlier of (i) the date one year following the Closing Date, (ii) the date all such * shares have been sold by * ; provided that in the event that Buyer has not remained current with its filing of quarterly, annual or other reports with the SEC as required by the Exchange Act and/or Rule 144(c)(1)


* Confidential treatment requested.

of the Securities Act, Buyer shall use commercially reasonably efforts to maintain the effectiveness of such registration statement for two years following the Closing Date.

          6.05.  General Obligations with respect to the Registration of the
                 -----------------------------------------------------------
Registrable Shares.
------------------

          (a)  Effectiveness; Suspension.
               -------------------------

          (i) From time to time during the applicable effectiveness period for each registration statement covering the Registrable Shares, Buyer will amend or supplement the applicable registration statement and the prospectus contained therein as and to the extent necessary to comply with the federal securities law and any applicable state securities or regulation, subject to the following limitations and qualifications.

          (ii) Buyer will notify the transfer agent of Buyer (A) when a prospectus or any prospectus supplement or amendment covering the Registrable Shares has been filed and when the same becomes effective, (B) of any request by the SEC or any other federal or state Governmental Authority during the effectiveness period for amendments or supplements to the applicable registration statement covering the Registrable Shares, (C) of the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of the applicable registration statement covering the Registrable Shares, or the initiation of any proceedings for that purpose, (D) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) of the happening of any event which makes any statement made in the applicable registration statement covering the Registrable Shares, or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the applicable registration statement covering the Registrable Shares, or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Notwithstanding any other provision of this Agreement, Buyer will have the right at any time upon the happening of any event of the kind described in clauses B-E in paragraph (ii) above, or upon the good faith judgment of Buyer's Board of Directors after consultation with counsel that it is advisable to suspend the use of the prospectus covering the Registrable Shares, because the sale of such Registrable Shares, pursuant to such prospectus would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to Buyer, and upon written notice to each holder of Registrable Shares registered thereunder (a "Holder"), to require that such Holder suspend further open market offers and sales of Registrable Shares for a reasonable period of time, which period shall not exceed forty-five (45) days for each such event or an aggregate of ninety (90) days during the effectiveness period with respect to the applicable registration statement (the "Suspension Right"). In the event Buyer exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Buyer and its stockholders as determined in good faith by Buyer after consultation with counsel or until copies of a supplemental or amended prospectus becomes effective. Buyer will promptly give each Holder notice of any such suspension and the termination of such suspension and will use all reasonable efforts to minimize the length of the suspension.

          (b) Expenses.  Buyer shall pay all of the expenses incurred in
              --------
connection with filing each registration statement with respect to the Registrable Shares but shall not be liable for (i) any discounts or commissions to any broker or underwriter attributable to the shares being registered and similar charges, (ii) legal fees and disbursements of counsel for the selling holders, or (ii) any stock transfer taxes incurred in respect of such registered shares.

          (c) Notice and Approval.  Other than sales made within ten (10)
              -------------------
business days of the effectiveness of the applicable registration statement, if any Holder shall propose to sell any Registrable Shares pursuant to its applicable registration statement, it shall notify Buyer of its intent to do so (including the proposed manner and timing of all sales) at least two full trading days prior to such sale, and such notice, unless otherwise specified in such notice, shall be deemed to constitute a representation that any information previously supplied to Buyer by such Holder expressly for inclusion in the applicable registration statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within a two trading-day period, Buyer may refuse to permit the Holder to resell any Registrable Shares pursuant to the applicable registration statement based on the happening of any event of the kind described in clauses B-E of
Section 6.05(a)(ii) above; provided that in order to exercise this right, Buyer
                           --------
must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to the applicable registration statement in its then-current form without the addition of material, non-public information about Buyer, or because of a stop order suspending the effectiveness of the applicable registration statement, could constitute a violation of the federal securities laws.

          (d) Delivery of Prospectus.  For any offer or sale of any of the
              ----------------------
Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Buyer covering the Registrable Shares in the form furnished to the Holder by Buyer to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

          (e) Copies of Prospectuses.  Subject to the provisions of this
              ----------------------
Section, when a Holder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the applicable registration statement, Buyer shall, within two trading days following the request, furnish to such Holder a reasonable number of copies of any prospectus, or a supplement to or an amendment of such prospectus, in conformity with the requirements of the Securities Act, as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

          6.06.  Sale of  *  Shares.  During the first ninety (90) days after
                 ------------------
the Closing Date, Buyer will attempt to locate a suitable purchaser for up to one hundred thousand (100,000) of the * Shares. If, at the end of such ninety
(90) day period,    *    has been unable to sell at least one hundred thousand
(100,000) of the    *    Shares at a price equal to or greater than the exercise
price of the   *   Warrant,   *   shall be entitled to cause Buyer to
repurchase a number of   *   Shares equal to the difference between one hundred
thousand (100,000) and the number of shares which   *   has been able to sell
during such ninety (90) day period; provided that if Buyer presents the
                                    -------------
opportunity to   *  to sell the   *   Shares in accordance with the terms
herein, and   *   refuses to consummate such sale for any reason (other than its good faith belief, upon advice of counsel, that effecting such sale would violate the Securities Act), Buyer shall only have the obligation to purchase
the number of   *   Shares equal to one hundred thousand (100,000) less the
sum of the number of   *   Shares which   *   has sold and has refused to sell
pursuant to the terms herein.  The purchase price for such repurchase by Buyer
of the   *   Shares shall be the exercise price per share of the  *  Warrant.
Notwithstanding anything to the contrary herein, in order to exercise its
rights under this Section 6.06,   *   shall notify Buyer in writing no later
than ten (10) days after the expiration of the ninety (90) day period, of the
number of   *   Shares that   *   would like Buyer to repurchase. Within thirty
(30) days after receipt of such notice, Buyer shall repurchase the   *   Shares
for cash in accordance with the terms herein.    *    rights herein to cause
Buyer to repurchase the   *   Shares, to the extent unexercised, shall
terminate forever at the end of the ten (10) day period following the ninety
(90) day period referenced above.

          6.07.  Notice of FDA Approval.  Buyer shall provide Sellers with
                 ----------------------
timely notice of the completion of any Milestone referred to under Section 2.02 hereof.


                                  ARTICLE VII

                         COVENANTS OF BUYER AND SELLERS


          7.01.  Efforts; Further Assurances.  (a) Subject to the terms and
                 ---------------------------
conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement; Sellers and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

          (b) Without limiting the foregoing, each Seller further agrees for itself and its successors and assigns to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be necessary or desirable to secure fully for Buyer all right, title and interest in and to each of the Purchased Assets, including, but not limited to, the execution of substitution, reissue, divisional or continuation patent applications; and preliminary



* Confidential treatment requested.

or other statement or the giving of testimony in any interference or other proceeding in which the Purchased Assets or any applications or patent directed thereto or derived therefrom may be involved. Each Seller agrees (i) to provide such reasonable assistance to Buyer as Buyer may request in connection with the prosecution of the Patent Applications and any action against third parties claiming infringement of any of the Purchased Assets and (ii) never to contest or assist any third party in contesting, the validity or enforceability of any Valid Claim.

          (c) Each Seller hereby constitutes and appoints, effective as of the Closing upon payment of the Purchase Price, Buyer and its successors and assigns as the true and lawful attorney of such Seller with full power of substitution in the name of Buyer or in the name of such Seller, but for the benefit of Buyer
(i) to collect for the account of Buyer any items of Purchased Assets and (ii) to prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets, whether based on a claim arising prior to or after the Closing Date. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

          (d) Subject to Section 10.03 hereof, Buyer shall pay all expenses incurred by Sellers from and after the Closing Date in complying with this
Section 7.01 provided that such expenses are incurred at the request of Buyer or approved in advance by Buyer (which approval shall not be unreasonably withheld or delayed).

          7.02.  Confidentiality.  Buyer and Sellers agree not to disclose the
                 ---------------
terms of any agreement between them or directly or indirectly identify the other parties in a press release, news letter, electronic communication, shareholder letter or other public disclosure without prior permission except to the extent that the information is in the public domain or the disclosure is required by law. All medical information including names, medical records, status, treatments or outcomes of treatments concerning any relatives of any party to the agreement is confidential unless the information is already in the public domain. Notwithstanding the foregoing, the parties acknowledge that Buyer may issue a press release announcing the transactions contemplated by this Agreement after execution of this Agreement. The form and timing of such press release shall be discussed with the Sellers prior to its release and any direct or indirect reference to the Sellers or the use of the consideration payable hereunder shall be subject to their prior approval.

   7.03  Royalty Matters.
         ---------------

   (a) At the time of payment of the royalties provided for in Section 2.4 hereof, Buyer shall deliver to Sellers a written report showing its computation of its Net Sales and of the royalties due under this Agreement upon such Net Sales by Buyer. All revenues shall be segmented in each such report on a country-by-country basis, including the rates of exchange used to convert such royalties to United States dollars from the currency in which such sales were made. For the purposes hereof, the rates of exchange to be used for converting royalties hereunder to United States dollars shall be those in effect for the purchase of dollars at New York, New York on the day five business days prior to the date on which payment is due.

   (b) Where royalties are due the Sellers hereunder for sales of Products in a country where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for Buyer to transfer royalty payments to the Sellers for Net Sales in that country, such royalties shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of the Sellers in an accredited bank in that country that is acceptable to the Sellers.

   (c) Buyer shall keep full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the royalties payable hereunder. During the term of this Agreement and for a period of one year following its termination, Sellers shall have the right from time to time (not to exceed twice during each calendar year) to inspect, or have an agent, accountant or other representative inspect, such books, records and supporting data.

                                  ARTICLE VIII

                           SURVIVAL; INDEMNIFICATION

   8.01.  Survival.  The representations and warranties of the parties hereto
          --------
contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of two years except to the extent limited by Section 8.03; provided that the
                                                           --------
agreements in Articles II through VIII shall survive the Closing until the expiration of this Agreement pursuant to Article IX.

   8.02.  Indemnification.  (a) Subject to the limitations set forth in Section
          ---------------
8.03, Sellers hereby severally and not jointly indemnify Buyer and Buyer's Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred
                                                                ----
or suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by either Seller pursuant to this Agreement.

          (b) Subject to the terms herein, Buyer hereby indemnifies each Seller and any of such Seller's Affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by such Seller or any of such Seller's Affiliates arising out of:

          (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; or

          (ii) any product liability, adverse reactions or injury from the use of any Product manufactured by or for Buyer or tested in a clinical study sponsored or licensed by Buyer.

          8.03.  Procedures; No Waiver; Exclusivity.  (a) The party seeking
                 ----------------------------------
indemnification under Section 8.02 (the "Indemnified Party") agrees to give
                                         -----------------
prompt notice to the party against whom indemnity is sought (the "Indemnifying
                                                                  ------------
Party") of the assertion of any claim, or the commencement of any suit, action
-----
or proceeding in respect of which indemnity may be sought under such Section;

provided that the failure to give such notice shall not affect the Indemnified
--------
Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.02 for any settlement effected without its prior written consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that
                                                                  --------
such written consent may not be unreasonably withheld.

          (b) After the Closing, subject to the terms herein, Section 8.02 will provide the exclusive remedy for Buyer for any misrepresentation, breach of warranty, covenant or other agreement by Sellers or other claim by Buyer arising out of this Agreement or the transactions contemplated hereby.

          8.04  Absolute Limit on Sellers' Liability; No Recourse to Other
                ----------------------------------------------------------
Assets
------

          (a) Notwithstanding anything in this Agreement or the Conveyance Documents to the contrary, the Sellers' indemnification obligations pursuant to
Section 8.02 shall expire unless notice of a claim for indemnification is given to the Sellers before the date six months after the date of the first FDA Approval. Thereafter, the Sellers shall have no further obligation to the Buyer under this Agreement other than to perform their obligations under Article V,
Section 6.05, Section 7.01 and Section 7.02 hereof.

          (b) Notwithstanding anything in this Agreement or the Conveyance Documents to the contrary, each Seller's aggregate liability shall not exceed 100% of the Milestone Payments and 50% of the Royalty Payments paid or payable to such Seller, less any taxes paid or payable thereon by such Sellers. Buyer shall have no recourse to any assets of either Seller except such Milestone Payments and Royalty Payments.

          8.05.  Certain Remedies.  Notwithstanding anything to the contrary
                 ----------------
herein, in the event that either Seller has a claim against Buyer arising out of a material violation of the terms of Section 2.02(f) or 6.01 of this Agreement as to any particular Patent Application and Buyer shall have failed to cure ninety days after notice from Seller of such material violation, such Seller's sole and exclusive remedy shall be to recover from Buyer the Collateral (as defined in the Collateral Assignment) pursuant to the terms of the Collateral Assignment. As to any other misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of any material violation of this Agreement by Buyer, each Seller shall be entitled to any remedy available at law or in equity.

          8.05.  Limitations of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER
                 ------------------------
PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

          8.06.  Force Majeure.  No party shall be liable for failure or delay
                 -------------
in performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.


                                   ARTICLE IX

                                  TERMINATION

       9.01.  Termination.  This Agreement shall terminate upon the expiration
              -----------
of the last to expire Valid Claim. This Agreement shall also terminate upon any recovery by Sellers of the Purchased Assets pursuant to the Collateral Assignment.

       9.02.  Effect of Termination.  If this Agreement is terminated pursuant
              ---------------------
to Section 9.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided
                                                                    --------
that obligations under Article VIII, as well as the obligations of Buyer to pay Royalty Payments or Milestone Payments earned prior to such termination, shall survive any such termination..

                                   ARTICLE X

                                 MISCELLANEOUS

       10.01.  Notices.  All notices, requests and other communications to
               -------
either party hereunder shall be in writing (including telex, telecopy or similar writing with confirmed receipt of transmission) and shall be given,

       (a)  if to Buyer, to:

          Repligen Corporation
          117 Fourth Avenue
          Needham, MA  02494
          Attention:  Walter Herlihy
                      Daniel Witt
          Telecopy:   (781) 453-0048

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          High Street Tower
          125 High Street
          Boston, MA  02110
          Attention:  Lawrence S. Wittenberg, Esq.
          Telecopy:   (617) 248-7100

       (b)  if to Sellers, to:

          Autism Research Institute
          4182 Adams Avenue
          San Diego, CA  92116
          Attention:  Dr. Bernard Rimland
          Telecopy:   (619) 563-6840

          and

          Victoria A. Beck
          11 McIntosh Lane
          Bedford, MA  03110

          with a copy to:

          McLane, Graf, Raulerson & Middleton, P.A.
          900 Elm Street
          P. O. Box 326
          Manchester, NH  03105-0326
          Attention:  Mark A. Wright, Esq.
          Telecopy:   (603) 625-5650

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax prior to 4:00 p.m. EST or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01.

       10.02.  Amendments; No Waivers.  (a) Any provisions of this Agreement may
               ----------------------
be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and both Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective.

       (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except to the extent expressly provided otherwise in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       10.03.  Expenses.  All costs and expenses incurred in connection with the
               --------
negotiation, preparation, execution or delivery of this Agreement shall be paid by the party incurring such cost or expense.

       10.04.  Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Agreement shall assign any rights under this Agreement to any party without the written consent of the other parties hereto except that nothing herein shall prohibit or restrict (a) Buyer from assigning its rights and obligations hereunder to any Affiliate of Buyer or (b) Beck from assigning her rights hereunder to any Person, including, without limitation, Gary Beck, any revocable trust of which Beck or Gary Beck is the grantor, or to any not-for-profit organization.

       10.05.  Governing Law; Jurisdiction.  This Agreement shall be construed
               ---------------------------
in accordance with and governed by the law of the Commonwealth of Massachusetts and the United States of America. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

       10.06.  Counterparts; Effectiveness.  This Agreement may be signed in any
               ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date of signature of the last party to sign this Agreement.

       10.07.  Entire Agreement.  This Agreement, the Exhibits hereto, the
               ----------------
Schedules and the Conveyance Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, including the Letter of Intent dated as of February 18, 1999 (the "Letter of Intent") by and
                                                     ----------------
among the Buyer and Sellers and certain other parties thereto. To the extent any terms of this

Agreement and surviving terms of the Letter of Intent conflict, the terms of this Agreement shall govern. No representation, inducement, promise, understanding, condition or warranty not set forth or referred to herein has been made or relied upon by either party hereto. Neither of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

       10.08.  Captions.  The captions herein are included for convenience of
               --------
reference only and shall be ignored in the construction or interpretation hereof.

       10.09  Severability.  If any provision of this Agreement shall be held to
              ------------
be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                     [Signature Page to Follow Immediately]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  REPLIGEN CORPORATION


                                  By:  /s/ Walter Herlihy
                                     ---------------------------
                                  Name:  Walter Herlihy
                                  Title: President, CEO
                                  Date:  March 9, 1999



                                  AUTISM RESEARCH INSTITUTE


                                  By:  /s/ Bernard Rimland
                                     ---------------------------
                                  Name:  Bernard Rimland, PhD
                                  Title: Director
                                  Date:  March 9, 1999



                                       /s/ Victoria A. Beck
                                     ---------------------------
                                     Victoria A. Beck
                                     Date: March 9, 1999